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                                                                    Exhibit 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2000, with respect to the consolidated financial statements of Lightspan, Inc., included in the Registration Statement (Form S-1) and related Prospectus of Lightspan, Inc. for the registration of shares of its common stock.

                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP

San Diego, California
July 21, 2000